As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333 - 126592-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  1
 ON FORM S-3
TO THE REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BB&T CORPORATION
 (Exact name of registrant as specified in its charter)

North Carolina	56-0939887
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

BB&T CAPITAL TRUST I
 (Exact name of registrant as specified in its charter)

Delaware	56-6585028
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Patricia Oliver, Esq.
Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer
BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this registration statement becomes effective.

Explanatory Note:

          This Post-Effective Amendment No. 1 to Form S-3 is being filed to include the Form S-3, as amended, (File No. 333-126592) under BB&T Capital Trust I, which was inadvertently omitted when the S-3, as amended, was filed by BB&T Corporation and BB&T Capital Trust I on August 4, 2005.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: |   |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividends or interest reinvestment plans, check the following box: |Ö|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |   |  _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: |   | _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |Ö|

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

•

debt securities, common stock, preferred stock, depositary shares representing fractional interests in preferred stock, stock purchase contracts, stock purchase units, warrants and units of BB&T Corporation; and

•	preferred securities of BB&T Capital Trust I, junior subordinated debt securities of BB&T Corporation and guarantees by BB&T Corporation of the preferred securities of BB&T Capital Trust I.

          Each offering of securities made under this registration statement will be made pursuant to one of these two prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. The aggregate initial offering price of the securities that may be offered under these two prospectuses will not exceed $2,500,000,000.

          Each of these two prospectuses also may be used by our affiliates in market-making transactions involving the securities covered by such prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 4, 2005

Prospectus

BB&T CORPORATION

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Warrants
Units

          BB&T Corporation may offer and sell:

•

unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures, and other unsecured evidences of indebtedness in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•	shares of common stock;

•

shares of preferred stock, in one or more series, which may be convertible into or exchangeable for common stock or debt securities, including depositary shares representing fractional interests in preferred stock;

•	stock purchase contracts or stock purchase units;

•	warrants to purchase debt securities, common stock or preferred stock; and

•	units consisting of any combination of the above securities.

          The initial offering price of the securities that we offer under this prospectus and the prospectus of even date herewith that offers trust preferred securities of BB&T Capital Trust I fully and unconditionally guaranteed by BB&T Corporation will not exceed in the aggregate $2,500,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering.

          We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

          These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

          The offered securities may be offered and sold directly by us or through one or more underwriters or agents. Supplements to this prospectus will set forth the terms of sale of the offered securities and the identity of any underwriter or agent. Any underwriter, dealer or agent participating in any offering of the offered securities may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution."

          Our common stock is listed on the New York Stock Exchange under the symbol “BBT.”

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          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is _____________ ___, 2005.

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

          If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

TABLE OF CONTENTS

About this Prospectus	4	Description of Preferred Stock	21
Where You Can Find More Information	4	Description of Depositary Shares	21
Incorporation of Certain Information by Reference	4	Description of Stock Purchase Contracts and
Forward-Looking Statements	5	Stock Purchase Units	24
BB&T Corporation	6	Description of Warrants	24
Use of Proceeds	8	Global Securities	26
Consolidated Ratios of Earnings to Fixed Charges	9	Plan of Distribution	30
Regulatory Considerations	9	Validity of Securities	31
Description of the Debt Securities	10	Experts	31
Description of Common Stock	19

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ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus and the prospectus of even date herewith that offers trust preferred securities of BB&T Capital Trust I fully and unconditionally guaranteed by BB&T Corporation in one or more offerings up to a total dollar amount of $2,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or a pricing supplement. You should read this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

WHERE YOU CAN FIND MORE INFORMATION

          The registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, to register the offer and sale of securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

          We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect and obtain copies of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information filed with the SEC after the date of this prospectus will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference:

(1)	annual report on Form 10-K for the year ended December 31, 2004;

(2)	quarterly report on Form 10-Q for the quarter ended March 31, 2005; and

(3)

 current reports on Form 8-K filed on January 6, 2005 (under Item 5.02), January 31, 2005 (under Item 5.02), February 28, 2005 (under Item 5.02), February 28, 2005 (under Items 1.01 and 9.01) and July 1, 2005 (under Items 8.01 and 9.01).

          Future filings we make with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules, not to have been filed with the SEC) until we complete the offering of the securities.

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          We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

          We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

          This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on the information available to our management at the time these disclosures were prepared. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets we hold;

•

general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	adverse changes may occur in the securities markets;

•	our competitors may have greater financial resources and develop products that enable them to compete more successfully than we are able to;

•	costs or difficulties related to the integration of our businesses with those of our merger partners may be greater than expected;

•	expected cost savings associated with completed mergers may not be fully realized or realized within the expected time frame; and

•	deposit attrition, customer loss or revenue loss following completed mergers may be greater than expected.

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BB&T CORPORATION

General

          We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiaries, which have offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. Substantially all of the loans by our bank and non-bank subsidiaries are to businesses and individuals in these market areas. Our principal bank subsidiaries are Branch Banking and Trust Company (“Branch Bank”), Branch Banking and Trust Company of South Carolina (“Branch Bank-SC”), Branch Banking and Trust Company of Virginia (“Branch Bank-VA”), collectively the “Subsidiary Banks”, and BB&T Bankcard Corporation. Our principal assets are all of the issued and outstanding shares of common stock of the Subsidiary Banks and our non-bank subsidiaries.

Operating Subsidiaries

          The principal operating subsidiaries of BB&T include the following:

•	Branch Banking and Trust Company, Winston-Salem, North Carolina

•	Branch Banking and Trust Company of South Carolina, Greenville, South Carolina

•	Branch Banking and Trust Company of Virginia, Richmond, Virginia

•	BB&T Bankcard Corporation, Columbus, Georgia

•	Scott & Stringfellow, Inc., Richmond, Virginia

•	Regional Acceptance Corporation, Greenville, North Carolina

•	BB&T Factors Corporation, High Point, North Carolina

•	Sheffield Financial LLC, Clemmons, North Carolina

•	MidAmerica Gift Certificate Company, Louisville, Kentucky

          Branch Bank

          Branch Bank, our largest subsidiary, was chartered in 1872 and is the oldest bank headquartered in North Carolina. As of June 30, 2005, Branch Bank operated banking offices in the following geographic markets:

States	Offices
North Carolina	333
Maryland	127
Georgia	118
Kentucky	97
Florida	89
West Virginia	80
Tennessee	47
District of Columbia	9
Alabama	2
Indiana	1
Total	903

Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets, including small and mid-size businesses, public agencies, local governments and individuals. Branch Bank’s principal operating subsidiaries include:

•	BB&T Leasing Corporation, based in Charlotte, North Carolina, which provides lease financing to commercial businesses and municipal governments;

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•

BB&T Investment Services, Inc., a registered broker-dealer located in Charlotte, North Carolina, which offers clients non-deposit investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds and government and municipal bonds;

•

BB&T Insurance Services, Inc., headquartered in Raleigh, North Carolina, which offers property and casualty, life, health, employee benefits, commercial general liability, surety, title and other insurance products through its agency network;

•

Stanley, Hunt, DuPree & Rhine, Inc., with dual headquarters in Greensboro, North Carolina and Greenville, South Carolina, which offers group medical plans, insurance and investment consulting and actuarial services;

•	Prime Rate Premium Finance Corporation, Inc., located in Florence, South Carolina, which provides insurance premium financing primarily to clients in BB&T’s geographic markets;

•	Laureate Capital, LLC, located in Charlotte, North Carolina, which specializes in arranging and servicing commercial mortgage loans;

•

Lendmark Financial Services, Inc., located in Conyers, Georgia, which offers alternative consumer and mortgage loans to clients unable to meet BB&T’s normal credit and mortgage loan underwriting guidelines;

•	CRC Insurance Services, Inc., based in Birmingham, Alabama, which is a wholesale insurance broker authorized to do business nationwide; and

•

McGriff, Seibels & Williams, Inc., based in Birmingham, Alabama, which is authorized to do business nationwide and specializes in providing insurance products on an agency basis to large commercial and energy clients, including many Fortune 500 companies.

          Branch Bank-SC, Branch Bank-VA and BB&T Bankcard Corporation

          Branch Bank-SC provides a wide range of banking and trust services to retail and commercial clients, including small and mid-size businesses, public agencies, local governments and individuals through 98 banking offices (as of June 30, 2005) located in the State of South Carolina. Branch Bank-VA offers a full range of commercial and retail banking services through 406 banking offices (as of June 30, 2005) located in the Commonwealth of Virginia. BB&T Bankcard Corporation is a special purpose credit card bank.

          Major Non-Bank Subsidiaries

          We also have a number of non-bank subsidiaries, including:

•

Scott & Stringfellow, Inc., which is a registered investment banking and full-service brokerage firm that provides services in retail brokerage, equity and debt underwriting, investment advice, corporate finance and equity research; and facilitates the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. It also has a public finance department that provides investment banking, financial advisory services and debt underwriting services to a variety of regional tax-exempt issuers;

•	Regional Acceptance Corporation, which specializes in indirect financing for consumer purchases of primarily mid-model and late-model used automobiles;

•	BB&T Factors Corporation, which buys and manages account receivables primarily in the furniture, textile and home furnishings-related industries;

•

Sheffield Financial LLC, which specializes in loans to individuals and small commercial lawn care businesses across the country for the purchase of outdoor power equipment and power sport equipment; and

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•	MidAmerica Gift Certificate Company, which specializes in the issuance and sale of retail gift certificates and giftcards through a nationwide network of authorized mall agents.

          Services

          The primary services offered by our subsidiaries include:

•	small business lending

•	commercial middle market lending

•	real estate lending

•	retail lending

•	home equity lending

•	sales finance

•	home mortgage lending

•	commercial mortgage lending

•	leasing

•	asset management

•	retail and wholesale agency insurance

•	institutional trust services

•	wealth management / private banking

•	investment brokerage services

•	capital markets services

•	factoring

•	asset-based lending

•	international banking services

•	treasury services

•	electronic payment services

•	credit and debit card services

•	consumer finance

•	payroll processing

USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

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CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

          The consolidated ratios of earnings to fixed charges for BB&T and its subsidiaries for the periods indicated below were as follows:

	Three Months				Year Ended December 31,
	Ended March 31,
	2005		2004		2004		2003		2002		2001		2000

Earnings to fixed charges:

Including interest on deposits	2.47	x	2.72	x	2.88	x	2.24	x	2.05	x	1.56	x	1.39	x

Excluding interest on deposits	4.65	x	5.21	x	5.62	x	3.94	x	3.52	x	2.56	x	2.12	x

          For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including interest on deposits and capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

          As of the date of this prospectus, we have no preferred stock outstanding.

REGULATORY CONSIDERATIONS

          As a financial holding company, BB&T is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to BB&T, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2004, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our results may be affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation (which insures the deposits of our Subsidiary Banks within certain limits and regulates our Subsidiary Banks) and the SEC (which regulates the activities of certain subsidiaries engaged in the securities and/or investment advisory business). In addition, our Subsidiary Banks are subject to regulation by state banking authorities.

          Depositary institutions, like BB&T’s Subsidiary Banks, are also affected by various federal laws, including those relating to consumer protection. BB&T also has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve Board and other state and federal regulatory agencies and self-regulatory organizations. BB&T’s insurance subsidiaries are regulated, supervised and examined by various state insurance authorities.

          Changes to federal laws and regulations as well as to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of our financial holding company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

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DESCRIPTION OF THE DEBT SECURITIES

          The debt securities will constitute either senior debt securities or subordinated debt securities. The senior debt securities will be issued under a senior indenture with U.S. Bank National Association, a national banking association (successor to the corporate trust business of State Street Bank and Trust Company), as senior trustee. The subordinated debt securities will be issued under a subordinated indenture with U.S. Bank National Association, as subordinated trustee. We collectively refer to the senior indenture and the subordinated indenture as the “indentures” and the senior trustee and the subordinated trustee as the “trustee.”

          In the event of the resignation or removal of the trustee prior to the issuance of a particular series of debt securities, the trustee for such series of debt securities will be identified in the prospectus supplement for such series, and all references to “trustee” shall be deemed to mean the trustee so identified. No trustee shall be responsible for the acts, obligations, liabilities or responsibilities of any other trustee. The following summaries of certain provisions of the indentures may not be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures. Wherever particular sections or defined terms of the indentures are referred to, we intend that such sections or definitions shall be incorporated herein by reference. Capitalized terms not otherwise defined in this prospectus or in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, have the meanings given such terms in the indentures.

          The following sets forth certain terms and provisions of the debt securities to which any prospectus supplement or pricing supplement may relate. When we offer any debt securities — which we refer to as “Offered Securities” — we will describe in that prospectus supplement or pricing supplement the particular terms of the Offered Securities and the extent, if any, to which such general provisions may apply to the Offered Securities.

Debt Securities Generally

          The indentures do not limit the aggregate principal amount of debt securities that may be issued under them and provide that debt securities may be issued from time to time in one or more series, but the initial offering price that we offer under this prospectus and the prospectus of even date herewith that offers trust preferred securities of BB&T Capital Trust I fully and unconditionally guaranteed by BB&T Corporation will not exceed in the aggregate $2,500,000,000. The debt securities will be our direct, unsecured obligations, and will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and will not be insured or guaranteed by the FDIC or any other governmental agency. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that we may incur or other securities that we or any of our subsidiaries may issue.

          The applicable prospectus supplement or pricing supplement relating to a particular series of Offered Securities will contain the following terms:

•	the title;

•	any limit on the aggregate principal amount;

•	whether the Offered Securities are senior debt securities or subordinated debt securities;

•	the price or prices, expressed as a percentage of the aggregate principal amount of the Offered Securities, at which the Offered Securities will be issued;

•	the date or dates on which the Offered Securities will mature;

•	the rate or rates, which may be fixed or floating, per year at which the Offered Securities will bear interest, if any, or the method of determining the interest rates;

•

the date from which interest, if any, on the Offered Securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the regular record dates for such interest payment dates, if any;

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•

the extent to which any of the Offered Securities will be issuable in the form of one or more temporary or permanent global securities, and if so, the identity of the depositary for the global securities, or the manner in which any interest payable on temporary or permanent global securities will be paid;

•

the dates, if any, on which, and the price or prices at which, we will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or any purchase fund provisions, redeem the Offered Securities, and the other detailed terms and provisions of such sinking and/or purchase funds;

•

the date, if any, after which, and the price or prices at which, we may, pursuant to an optional redemption provision, redeem the Offered Securities or the holder of the Offered Securities may require us to redeem them (with respect to the subordinated debt securities and pursuant to the subordinated indenture, the holder of such subordinated debt securities may only accelerate the maturity of such securities upon our bankruptcy or insolvency), and the other detailed terms and provisions of such optional redemption;

•	the denomination or denominations in which the Offered Securities are authorized to be issued;

•

whether the Offered Securities will be issued as registered debt securities, bearer debt securities, or both and any limitations on the issuance of such bearer debt securities, including exchange rights for registered debt securities of the same series;

•	information with respect to book-entry procedures;

•	each office or agency where, subject to the terms of the applicable indenture, the Offered Securities may be presented for registration of transfer or exchange; and

•	any other terms of the Offered Securities, which will not be inconsistent with the provisions of the applicable indenture.

          We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we do, we will describe special federal income tax and other considerations relating to the original discount securities in the applicable prospectus supplement or pricing supplement.

          We may issue debt securities as registered securities, bearer securities or both. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, each series of debt securities will be issued as registered securities. Debt securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, we will issue registered debt securities only in denominations of $1,000 or integral multiples thereof and bearer debt securities only in denominations of $5,000 or integral multiples thereof.

          We will not offer, sell or deliver bearer debt securities in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. “United States” means the United States of America, including the States and the District of Columbia, and its possessions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities.

          The applicable prospectus supplement will include a description of the requirements for certification of ownership by non-United States persons that will apply prior to the issuance of bearer debt securities or the payment of interest that occurs prior to the issuance of bearer debt securities.

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          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, registered debt securities of any series, other than a global security, except as set forth below, will be exchangeable into an equal aggregate principal amount of registered securities of the same series, tenor and terms of different authorized denominations and bearer debt securities may be exchanged for registered securities on the terms set forth in the applicable prospectus supplement. Registered debt securities will not be exchangeable for bearer debt securities. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, debt securities may be presented for exchange and registered debt securities (other than a global security) may be presented for registration of transfer at the offices of the appropriate trustee. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an office where the transfer of the registered debt securities may be registered.

          No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment sufficient to cover any tax or other governmental charge payable in connection therewith.

          Payment and Paying Agent

          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on registered debt securities will be made at the office of the appropriate trustee, except that, at our option, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the security register (Section 3.02 of the senior indenture; Section 4.02 of the subordinated indenture). Paying agents will be named in the prospectus supplement or pricing supplement and may be terminated at any time. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank, as an office where principal and any premium and interest on registered debt securities may be paid.

          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on bearer debt securities will be made, subject to applicable laws and regulations, at such paying agencies outside the United States as we may designate from time to time. Any such payment may be made, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of interest on bearer debt securities will be made only against surrender of the coupon relating to the relevant interest payment date. No payment with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

          Credit Quality

          The indentures do not restrict us from incurring, assuming or becoming liable for any type of debt nor from creating, assuming, incurring or permitting to exist any mortgage, pledge, encumbrance, lien or charge on our property (except the voting stock of a Principal Constituent Bank (as defined in this prospectus) pursuant to the senior indenture). In addition, neither indenture requires us to maintain any financial ratios or specified levels of net worth or liquidity or any other provisions that would provide protection to holders of the debt securities due to a sudden or dramatic decline in the credit quality of the debt securities caused by a change in control, recapitalization or other capital restructuring.

          Modification of the Indentures; Waiver of Covenants

          Each indenture contains provisions permitting us and the trustee to modify the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, except that, without the consent of the holder of each debt security affected thereby, no such modification may, among other things:

•	change the stated maturity date of the principal of or any premium or any installment of interest on, any outstanding security;

•	reduce the principal amount of, or any premium or interest on, any outstanding security;

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•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place of payment of principal of, or any premium or interest on, any outstanding security;

•	impair the right to institute suit for the enforcement of any payment on any outstanding security;

•

reduce the percentage (in principal amount of outstanding securities of any series) the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults and their consequences; or

•	in the case of the subordinated indenture, make any change in the subordination provisions that adversely affects the rights of any holder of subordinated debt securities.

          Prior to any acceleration of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive any past default or event of default under the applicable indenture, except a default under a covenant that cannot be modified without the consent of each holder of a debt security of the series affected thereby (Section 4.07(b) of the senior indenture; Section 5.07(b) of the subordinated indenture). In addition, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration of the debt securities of any series if:

•

we pay the trustee certain amounts due the trustee plus all matured installments of principal of, and any premium and interest on, the debt securities of such series, other than installments due by acceleration, and interest on the overdue installments to the extent provided in the applicable indenture, and

•

all other defaults with respect to the debt securities of that series under the applicable indenture have been cured or waived (Section 4.01 of the senior indenture; Section 5.01 of the subordinated indenture).

          Consolidation, Merger, Sale, Conveyance and Lease

          Each indenture provides that we may not consolidate with or merge into another corporation, or convey, transfer or lease substantially all of our properties and assets to any person unless:

•	the successor is organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the applicable indenture;

•

after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the applicable indenture; and

•	certain other conditions are met (Section 9.01 of the senior indenture; Section 10.01 of the subordinated indenture).

          In that event, the successor will be substituted for us and, except in the case of a lease, we will be relieved of our obligations under the applicable indenture and the debt securities of each outstanding series (Section 9.02 of the senior indenture; Section 10.02 of the subordinated indenture).

          The Trustee

          We will have no material relationship with the trustee other than as trustee. Any Principal Constituent Bank may transact business with the trustee in the ordinary course.

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          Under the Trust Indenture Act of 1939, the indentures are deemed to contain certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee will be permitted to engage in transactions with us, provided that those transactions do not result in a material relationship between the trustee and us. The occurrence of a default under either indenture with respect to subordinated debt securities or senior debt securities could create a conflicting interest for the trustee under the Trust Indenture Act. If the default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the senior debt securities or the subordinated debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

Senior Debt Securities

          The senior debt securities will be our direct, unsecured obligations and will rank equally and ratably with all of our outstanding unsecured and unsubordinated indebtedness.

          Restriction on Sale or Issuance of Voting Stock of Principal Constituent Banks

          Except as described above under “Consolidation, Merger, Sale, Conveyance and Lease,” the senior indenture prohibits (i) our sale or other disposition of shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase shares of voting stock of, a Principal Constituent Bank, or (ii) a Principal Constituent Bank’s issuance of its own shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase its own shares of voting stock if, in each of (i) and (ii) above, after giving effect to such transaction the Principal Constituent Bank would cease to be a Controlled Subsidiary. In addition, the senior indenture prohibits the merger or consolidation of a Principal Constituent Bank with any other corporation unless we are or a Controlled Subsidiary is the surviving corporation, and the lease, sale or transfer of all or substantially all the assets of a Principal Constituent Bank to any corporation or person, except to us or a Controlled Subsidiary or a person that, upon such lease, sale or transfer, will become our successor company or a Controlled Subsidiary. The senior indenture, however, does not prohibit any such sale, assignment, transfer or disposition of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets if required by law or as a condition imposed by law to the acquisition by us or any Controlled Subsidiary, directly or indirectly, of any person if, thereafter:

•	such person would be a Controlled Subsidiary;

•	our Consolidated Net Banking Assets would not be decreased; and

•	Branch Bank would still be a Controlled Subsidiary (Section 3.06 of the senior indenture).

          “Controlled Subsidiary” means any subsidiary of which more than 80% of the aggregate voting power of the outstanding shares of the voting stock is at the time owned directly or indirectly by us or by one or more of our Controlled Subsidiaries, after giving effect to the issuance to any person other than us or any Controlled Subsidiary of voting stock of the subsidiary issuable on exercise of options, warrants or rights to subscribe for such voting stock or on conversion of securities convertible into such voting stock.

          “Principal Constituent Bank” means Branch Bank and, at any time, any other bank subsidiary the total assets of which, as set forth in the most recent statement of condition of such bank subsidiary, equal more than 30% of the total assets of all bank subsidiaries as determined from the most recent statements of condition of the bank subsidiaries.

          Limitation on Creation of Liens

          The senior indenture provides that we will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a Principal Constituent Bank, if, treating the pledge, encumbrance or lien as a transfer to the secured party, the Principal Constituent Bank would not be a Controlled Subsidiary (Section 3.07 of the senior indenture).

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          Events of Default

          The senior indenture defines an event of default with respect to any particular series of senior debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the senior debt securities of such series:

•	default for 30 days in the payment of any interest upon any of the senior debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the senior debt securities of that series when due;

•	default in the payment of any sinking fund installment or analogous obligation with respect to any of the senior debt securities of that series when due;

•

default or event of default under any instrument under which there may be issued or borrowed, or by which there may be secured or evidenced, any of our indebtedness, other than the senior debt securities of that series or indebtedness to a subsidiary, or any indebtedness of any subsidiary, other than indebtedness of any subsidiary to us or to another subsidiary, shall happen and not less than $1,000,000 of such indebtedness shall be past due, or become due by acceleration, and such indebtedness or acceleration is not discharged or rescinded within 15 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities;

•

final judgment(s) or order(s) for the payment of money in excess of $1,000,000 is entered against us or one or more Principal Constituent Banks and within 90 days of entry is not discharged or the execution thereof is not stayed pending appeal, or within 90 days after the expiration of the stay the judgment(s) or order(s) is not discharged;

•

default in the observance or performance of any other covenant or agreement in the senior debt securities of such series or the senior indenture for 90 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 4.01).

          If an event of default with respect to the senior debt securities of any series shall occur and be continuing, the senior trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of all the outstanding senior debt securities of that series may declare the principal (or in the case of a series of senior debt securities issued at an original issue discount, the amount calculated in accordance with the formula set forth in such series of senior debt securities) of all the securities of that series to be immediately due and payable (Section 4.01). The senior indenture provides that after a default occurs, the senior trustee shall mail to the holders of the senior debt securities of that series notice of all uncured defaults known to it that have not been waived within 90 days. The term “defaults” includes events specified above that, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the senior debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the senior debt securities of that series, the senior trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the securities of that series (Section 4.08).

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          Subject to the provisions of the senior indenture relating to the duties of the senior trustee in case an event of default shall occur and be continuing, the senior trustee is under no obligation to exercise any of the rights or powers vested in it under the senior indenture at the request, order or direction of any of the holders of the senior debt securities, unless such holders offer to the senior trustee reasonable security or indemnity (Section 5.02(d)). Subject to certain limitations contained in the senior indenture, including among other limitations that the senior trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or power conferred on the senior trustee (Section 4.07).

          No holder of any senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture or for any remedy thereunder, unless:

•	such holder previously shall have given to the senior trustee written notice of a continuing event of default with respect to senior debt securities of that series,

•

the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding senior debt securities of that series shall have made written request, and offered reasonable indemnity, to the senior trustee to institute such proceeding as trustee, and

•

the senior trustee shall not have received from the holders of a majority in principal amount of the outstanding senior debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 4.04).

          The holder of any senior debt security, however, will have an absolute right to receive payment of the principal of and any premium and interest, if any, on such senior debt security on or after the due dates expressed in such senior debt security and to institute suit for the enforcement of any such payment (Section 4.04).

          We are obligated to furnish annually to the senior trustee a statement as to our performance of our obligations under the senior indenture and as to any default in such obligations (Section 3.04).

          Defeasance

          We may terminate certain of our obligations under the senior indenture with respect to the senior debt securities of any series on the terms and subject to the conditions contained in the senior indenture, by:

•	depositing irrevocably with the senior trustee as trust funds in trust:

•

U.S. dollars or U.S. Government Obligations (as defined below) in an amount which, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms will provide, without any reinvestment of such interest, principal and premium, if any, not later than one business day before the due date of any payment, money, or

•	a combination of money and U.S. Government Obligations sufficient to pay the principal of, and any premium and interest on, the senior debt securities of such series as such are due; and

•	satisfying certain other conditions precedent specified in the senior indenture.

           Such deposit and termination are conditioned, among other things, upon our delivery of an opinion of independent counsel that the holders of the senior debt securities of such series will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve us of our obligation to pay when due the principal of, and premium and interest on, the senior debt securities of such series if the senior debt securities of such series are not paid from the money or U.S. Government Obligations held by the senior trustee for payment thereof (Section 13.05).

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          “U.S. Government Obligations” means securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

Subordinated Debt Securities

          The subordinated debt securities will be our direct, unsecured obligations and will rank equally and ratably with all our outstanding subordinated indebtedness. The subordinated debt securities will have a minimum weighted maturity of at least five years.

          Subordination

          Our obligation to make any payment of principal, premium or interest on the subordinated debt securities, to the extent set forth in the subordinated indenture, will be subordinate and junior in right of payment to the prior payment in full of all existing and future senior indebtedness, as that term is defined in the subordinated indenture. Upon any distribution of our assets after any dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness are entitled to receive payment in full of principal and any premium and interest before the holders of the subordinated debt securities are entitled to receive any payment on account of the principal of and any premium or interest on the subordinated debt securities. In a reorganization or readjustment, however, holders of the subordinated debt securities may receive our securities or securities of any other corporation that are subordinated to both senior indebtedness and any securities received in the reorganization or readjustment by holders of senior indebtedness, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the subordinated debt securities (Section 3.03). Our dissolution, winding up, liquidation or reorganization following a conveyance, transfer or lease of substantially all of our properties and assets in compliance with the terms described above under “Consolidation, Merger, Sale, Conveyance and Lease” will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose (Section 3.03(d)). In addition, we may not pay principal of, or any premium or interest on, the subordinated debt securities and may not acquire any subordinated debt securities for cash or property other than our capital stock if a default on senior indebtedness occurs and is continuing that permits holders of such senior indebtedness to accelerate its maturity and such default is the subject of judicial proceedings or we receive written notice of such default from a representative of all holders of the senior indebtedness. If we receive any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of senior indebtedness shall not be effective for such purpose. We may resume payments on the subordinated debt securities and may acquire them when that default is cured or waived or shall have ceased to exist, or the senior indebtedness to which such default relates shall have been paid in full in cash or cash equivalents or if that default is not the subject of judicial proceedings, 120 days pass after we receive such written notice (Section 3.02(b)).

          By reason of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than other of our creditors. However, this subordination will not prevent the occurrence of any event of default (Section 3.12).

          The subordinated indenture does not restrict the incurrence of additional senior indebtedness.

          “Senior indebtedness” means the principal of, and premium, if any, on:

•	all of our obligations for money borrowed, whenever created, except:

•	such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated debt securities, and

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•	such indebtedness as is by its terms expressly stated to rank equal or “pari passu” in right of payment with the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

          Limited Rights of Acceleration

          Unless otherwise specified in the prospectus supplement or pricing supplement relating to any series of subordinated debt securities, payment of principal of the subordinated debt securities may be accelerated only in the case of an “Acceleration Event” which is defined in the indenture as any of the bankruptcy, insolvency or reorganization events with respect to us that constitute an event of default. There is no right of acceleration in the case of a default in the payment of principal of, or any premium or interest on, the subordinated debt securities or our performance of any other covenant in the subordinated indenture.

          Conversion or Exchange

          If and to the extent mentioned in the relevant prospectus supplement, any subordinated debt securities series may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any subordinated debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the subordinated debt securities holders would receive would be calculated at the time and in the manner described in the relevant prospectus supplement.

          Events of Default

          The subordinated indenture defines an event of default with respect to any particular series of subordinated debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the subordinated debt securities of that series:

•	default for 30 days in the payment of any interest on any of the subordinated debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the subordinated debt securities of that series when due; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 5.01).

          Rights of acceleration in case an event of default occurs are limited. See "Limited Rights of Acceleration."

          In case an Acceleration Event shall have occurred and be continuing, the subordinated trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series may declare the principal (or, in the case of a series of subordinated debt securities issued at an original issue discount, the amount calculated in accordance with the formulas set forth in such series of subordinated debt securities) of all the securities of such series to be immediately due and payable (Section 5.01). The subordinated indenture provides that within 90 days after the occurrence of a default with respect to subordinated debt securities of any series under the subordinated indenture, the subordinated trustee shall mail to the holders of the subordinated debt securities of that series notice of all uncured defaults known to it that have not been waived. The term “defaults” includes events specified above which, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the subordinated debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the subordinated debt securities of that series; however, the subordinated trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the subordinated debt securities of that series (Section 5.08).

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          Subject to the provisions of the subordinated indenture relating to the duties of the subordinated trustee in case an event of default shall occur and be continuing, the subordinated trustee is under no obligation to exercise any of the rights or powers vested in it under the subordinated indenture at the request, order or direction of any of the holders of the subordinated debt securities, unless such holder(s) offer(s) to the subordinated trustee reasonable security or indemnity (Section 6.02(d)). Subject to certain limitations contained in the subordinated indenture, including among other limitations, that the subordinated trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any right or power conferred on the subordinated trustee (Section 5.07).

          No holder of any subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture or for any remedy thereunder unless:

•	such holder previously shall have given to the subordinated trustee written notice of a continuing event of default with respect to subordinated debt securities of that series, and

•

the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series shall have made written request, and offered reasonable indemnity, to the subordinated trustee to institute such proceeding as trustee, and

•

the subordinated trustee shall not have received from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 5.04).

          The holder of any subordinated debt security will have an absolute right, however, to receive payment of the principal of, and any premium and interest on, such subordinated debt security on or after the due dates expressed in such subordinated debt security and to institute suit for the enforcement of any such payment (Section 5.04).

          We are obligated to furnish to the subordinated trustee annually a statement as to our performance of our obligations under the subordinated indenture and as to any default in such obligations (Section 4.04).

DESCRIPTION OF COMMON STOCK

          We are currently authorized to issue 1,000,000,000 shares of common stock, par value $5.00 per share. As of June 30, 2005, there were 546,796,870 shares of our common stock outstanding.

          Holders of shares of BB&T common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a plurality of the outstanding shares of common stock will be able to elect our entire board of directors. Holders of common stock have no preemptive rights to acquire additional shares and are entitled to such dividends as may be declared by the BB&T board of directors out of legally available funds. The common stock is not entitled to any sinking fund, redemption or conversion provisions. If BB&T liquidates, dissolves or winds up its business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors, if any, and the liquidation preferences of any preferred shareholders. When issued, the shares of common stock will be fully paid and nonassessable. The common stock is listed on the New York Stock Exchange under the symbol “BBT.” The transfer agent and registrar for the common stock is Branch Bank.

Other Provisions

          Our articles and bylaws contain various provisions which may discourage or delay attempts to gain control of BB&T. Our articles include provisions:

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•	authorizing the board of directors to fix the size of the board between three and 30 directors;

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings;

•	providing that directors may be removed only for cause and only by majority vote of shares entitled to vote;

•	authorizing only the board of directors, the chairman of the board, BB&T’s chief executive officer, president, chief operating officer or secretary to call a special meeting of shareholders; and

•	requiring a vote by the holders of two-thirds of the common stock to alter certain of the above provisions.

Our bylaws include provisions classifying the board of directors into three classes, each class to serve for three years, with one class elected annually, and include specific conditions under which business may be transacted at annual shareholders’ meetings and the manner in which persons may be nominated for election as directors at annual shareholders’ meetings.

          Under the Bank Holding Company Act, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of the outstanding common stock of BB&T. If the acquirer is a bank holding company, this approval is required before acquiring 5% of the outstanding stock. Obtaining “control” over BB&T would also require the prior approval of the Federal Reserve Board. “Control” generally means:

•	the ownership or control of 25% or more of a bank holding company voting securities class,

•	the ability to elect a majority of the bank holding company’s directors, or

•	the ability otherwise to exercise a controlling influence over the bank holding company’s management and policies.

          Certain provisions of the North Carolina banking statute apply to the acquisition of voting stock resulting in the change of control of a bank or bank holding company if the acquisition is not otherwise subject to approval under the Bank Holding Company Act or does not involve acquisition of voting stock of a bank holding company whose principal banking subsidiary is a national bank. The North Carolina statutes provide that the acquisition may not be consummated without prior approval of the Commissioner of Banks, upon application filed 60 days before the effective date. For these purposes, acquisition of control is presumed upon acquisition of 10 percent or more of the outstanding voting stock of the bank or bank holding company.

          In addition, the Change in Bank Control Act prohibits a person or group of persons (not constituting a “company” under the Bank Holding Company Act) from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition, and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as BB&T, would constitute the acquisition of control.

          The North Carolina Control Share Acquisition Act applies to BB&T. This Act is designed to protect shareholders of publicly owned North Carolina corporations based in the state against certain changes in control and to provide shareholders with the opportunity to vote on whether to afford voting rights to certain shareholders. The Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Act, shares that are the subject of an acquisition causing a person to cross any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquirer for any of the acquired shares.

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          In addition, in certain instances the ability of our board to issue authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect.

          Existence of the above provisions could result in our being less attractive to a potential acquirer, or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there were a takeover attempt.

DESCRIPTION OF PREFERRED STOCK

          Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock in one or more series and, as provided in our articles of incorporation, our board of directors has the authority to fix the voting, conversion, exchange, redemption, liquidation and other rights, preferences, privileges, qualifications and limitations of the preferred stock, all without any further vote or action by our shareholders. No shares of preferred stock are currently outstanding. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders. We will describe the particular terms of any series of preferred stock in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. When issued, shares of preferred stock will be fully paid and nonassessable.

          The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction. We could also issue shares of preferred stock to facilitate a business combination proposed by us in opposition to an unsolicited acquisition proposal. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some or even a majority of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

          Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company. In addition, in that event:

•

any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of any series of preferred stock, and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act to acquire 10% or more of that series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

          The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of preferred stock which have been or will be filed with the SEC in connection with the offering of such series of preferred stock.

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General

          At our option, we may elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock, which will be set forth in the applicable prospectus supplement or pricing supplement relating to a particular series of preferred stock.

          The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The applicable prospectus supplement or pricing supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying such depositary shares, to all the rights and preferences of the preferred stock underlying such depositary shares including dividend, voting, redemption, conversion and liquidation rights.

          The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

          The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only the amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

          In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

          The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

          If a series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the preferred stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

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          After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of the depositary shares were entitled upon such redemption after surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

          Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary may deem necessary to enable the depositary to do so.

Amendment and Termination of Depositary Agreement

          We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. A deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares relating thereto have been redeemed or there has been a final distribution in respect of the preferred stock of the relevant series in connection with any liquidation, dissolution or winding up and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

          The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

          The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

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          Neither the depositary nor BB&T will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of BB&T and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and BB&T may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

          We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

          The applicable prospectus supplement or pricing supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

          We may issue warrants including warrants to purchase debt securities, warrants to purchase common stock or preferred stock, and warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Debt Warrants

          The applicable prospectus supplement or pricing supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities;

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•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	if applicable, the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the debt warrants;

•	any redemption or call provisions applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock and Other Warrants

          The applicable prospectus supplement or pricing supplement will describe the terms of any stock warrants or other warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us, including the following:

•	the title of the stock warrants or other warrants;

•	the offering price of the stock warrants or other warrants, if any;

•	the aggregate number of stock warrants or other warrants;

•

the designation and terms of the common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us that is purchasable upon exercise of the stock warrants or other warrants;

•

if applicable, the designation and terms of the securities with which the stock warrants or other warrants are issued and the number of such stock warrants or other warrants issued with each such security;

•	if applicable, the date after which the stock warrants or other warrants and any securities issued with the warrants will be separately transferable;

•

the number of shares of common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us purchasable upon exercise of a stock warrant or other warrant and the purchase price;

•	the dates on which the right to exercise the stock warrants or other warrants begin and expire;

•	if applicable, the minimum or maximum amount of stock warrants or other warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

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•	any antidilution provisions of the stock warrants or other warrants;

•	any redemption or call provisions applicable to the stock warrants or other warrants; and

•	any additional terms of the stock warrants or other warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants or other warrants.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

          We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

          Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, we anticipate that securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking, société anonyme, or “Clearstream,” formerly Cedelbank, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise mentioned in the relevant prospectus supplement or pricing supplement, Citibank, N.A. will act as depositary for Clearstream and J.P. Morgan Chase Bank will act as depositary for Euroclear. We refer to Citibank and J.P. Morgan Chase in these capacities as the “U.S. Depositaries.” Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

          Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that the global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.

          A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

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          If applicable, we will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to these beneficial ownership interests.

          DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.

DTC

          So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of these securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

          We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

          Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

          DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended.

          DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

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          DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

          Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

          Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

          Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant either directly or indirectly.

          The Euroclear Operator is a Belgian bank that is regulated by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

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          Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

          Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

          The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.

          Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

Global Clearance and Settlement Procedures

          Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

          Because of time-zone differences, credits with respect to securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

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          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

          We may sell securities to or through underwriters, including broker dealer affiliates of BB&T, to be designated at various times, and also may sell securities to dealers or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          The debt securities, preferred stock, depositary shares and warrants will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

          This prospectus, the related prospectus supplement and, if necessary, the related pricing supplement, may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

          In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement and, if necessary, the pricing supplement relating to those securities.

          Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities, if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

          In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

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          Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

          If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from BB&T under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

          The participation of BB&T broker dealer affiliates in the offer and sale of the securities must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an “affiliate”. No NASD member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

          If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

          Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the senior trustee and the subordinated trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

          The validity of any offered securities will be passed upon for us by Howard V. Hudson, Jr., Esq., Senior Vice President and Associate General Counsel of BB&T, and for any underwriters or agents by counsel selected by such underwriters or agents. Counsel to the underwriters may rely upon the opinion of Mr. Hudson as to matters of North Carolina law, and Mr. Hudson may rely upon the opinion of counsel to the underwriters as to matters of New York law. Mr. Hudson owns shares of BB&T's common stock and holds options to purchase additional shares of BB&T's common stock.

EXPERTS

          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 4, 2005

Prospectus

BB&T CORPORATION

_________________

BB&T CAPITAL TRUST I

Trust Preferred Securities
Fully and Unconditionally
Guaranteed By BB&T Corporation

_________________

The Trust:

The trust is a Delaware statutory trust. The trust may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to BB&T Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of BB&T Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the trust preferred and common securities.

Distributions:

          For each trust preferred security that you own, you will receive cumulative cash distributions at a rate set forth in the applicable prospectus supplement or pricing supplement based upon the liquidation amount of the preferred security. The liquidation amount per trust preferred security will be set forth in the applicable prospectus supplement or pricing supplement. We refer to the common securities, together with the trust preferred securities, as the “trust securities”.

BB&T Corporation:

          BB&T Corporation will fully and unconditionally guarantee the payment by the trust of the trust securities based on obligations discussed in this prospectus. This is called the trust securities guarantee.

          The initial offering price of the securities that we offer under this prospectus and the prospectus of even date herewith that offers debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and units of BB&T Corporation will not exceed in the aggregate $2,500,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering.

          We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

          These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

          The offered securities may be offered and sold directly by us or through one or more underwriters or agents. Supplements to this prospectus will set forth the terms of sale of the offered securities and the identity of any underwriter or agent. Any underwriter, dealer or agent participating in any offering of the offered securities may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution."

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________ __, 2005.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

          If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

TABLE OF CONTENTS

About this Prospectus	4	Description of Junior Subordinated Debentures	11
Where You Can Find More Information	4	Description of Trust Preferred Securities	22
Incorporation of Certain Information by Reference	4	Common Securities	33
Forward-Looking Statements	5	Description of Guarantees	33
BB&T Corporation	6	Relationship Among Trust Preferred Securities, Corresponding
The Trust	8	Junior Subordinated Debentures and Guarantees	35
Reason for Transaction	9	Global Securities	37
Use of Proceeds	10	Plan of Distribution	41
Consolidated Ratios of Earnings to Fixed Charges	10	Validity of Securities	42
Regulatory Considerations	10	Experts	42

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus and the prospectus of even date herewith that offers debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and units of BB&T Corporation in one or more offerings up to a total dollar amount of $2,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or a pricing supplement. You should read this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

WHERE YOU CAN FIND MORE INFORMATION

          The registration statement that we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register, among other securities, the offer and sale of securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

          We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect and obtain copies of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information filed with the SEC after the date of this prospectus will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference:

(1)	annual report on Form 10-K for the year ended December 31, 2004;

(2)	quarterly report on Form 10-Q for the quarter ended March 31, 2005; and

(3)

current reports on Form 8-K filed on January 6, 2005 (under Item 5.02), January 31, 2005 (under Item 5.02), February 28, 2005 (under Item 5.02), February 28, 2005 (under Items 1.01 and 9.01) and July 1, 2005 (under Items 8.01 and 9.01).

          Future filings we make with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules, not to have been filed with the SEC) until we complete the offering of the securities.

          We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

          No separate financial statements of the trust are included in this prospectus. BB&T and the trust do not consider that such financial statements would be material to holders of trust preferred securities because the trust is a special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the corresponding junior subordinated debentures of BB&T and issuing the trust securities. Furthermore, taken together, BB&T’s obligations under each series of corresponding junior subordinated debentures, the junior indenture pursuant to which the corresponding junior subordinated debentures will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities of the trust. For a more detailed discussion see “The Trust”, “Description of Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures”, “Description of Trust Preferred Securities” and “Description of Guarantees.” In addition, we do not expect that the trust will be filing reports with the SEC under the Securities Exchange Act of 1934, as amended.

          Neither we nor the trust have authorized anyone to give any information or make any representation about us that is different from, or in addition to, the representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

          This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on the information available to our management at the time these disclosures were prepared. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets we hold;

•

general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	adverse changes may occur in the securities markets;

•	our competitors may have greater financial resources and develop products that enable them to compete more successfully than we are able to;

•	costs or difficulties related to the integration of our businesses with those of our merger partners may be greater than expected;

•	expected cost savings associated with completed mergers may not be fully realized or realized within the expected time frame; and

•	deposit attrition, customer loss or revenue loss following completed mergers may be greater than expected.

BB&T CORPORATION

General

          We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiaries, which have offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. Substantially all of the loans by our bank and non-bank subsidiaries are to businesses and individuals in these market areas. Our principal bank subsidiaries are Branch Banking and Trust Company (“Branch Bank”), Branch Banking and Trust Company of South Carolina (“Branch Bank-SC”), Branch Banking and Trust Company of Virginia (“Branch Bank-VA”), collectively the “Subsidiary Banks”, and BB&T Bankcard Corporation. Our principal assets are all of the issued and outstanding shares of common stock of the Subsidiary Banks and our non-bank subsidiaries.

Operating Subsidiaries

          The principal operating subsidiaries of BB&T include the following:

•	Branch Banking and Trust Company, Winston-Salem, North Carolina

•	Branch Banking and Trust Company of South Carolina, Greenville, South Carolina

•	Branch Banking and Trust Company of Virginia, Richmond, Virginia

•	BB&T Bankcard Corporation, Columbus, Georgia

•	Scott & Stringfellow, Inc., Richmond, Virginia

•	Regional Acceptance Corporation, Greenville, North Carolina

•	BB&T Factors Corporation, High Point, North Carolina

•	Sheffield Financial LLC, Clemmons, North Carolina

•	MidAmerica Gift Certificate Company, Louisville, Kentucky

          Branch Bank

          Branch Bank, our largest subsidiary, was chartered in 1872 and is the oldest bank headquartered in North Carolina. As of June 30, 2005, Branch Bank operated banking offices in the following geographic markets:

States	Offices
North Carolina	333
Maryland	127
Georgia	118
Kentucky	97
Florida	89
West Virginia	80
Tennessee	47
District of Columbia	9
Alabama	2
Indiana	1
Total	903

Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets, including small and mid-size businesses, public agencies, local governments and individuals. Branch Bank’s principal operating subsidiaries include:

•	BB&T Leasing Corporation, based in Charlotte, North Carolina, which provides lease financing to commercial businesses and municipal governments;

•

BB&T Investment Services, Inc., a registered broker-dealer located in Charlotte, North Carolina, which offers clients non-deposit investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds and government and municipal bonds;

•

BB&T Insurance Services, Inc., headquartered in Raleigh, North Carolina, which offers property and casualty, life, health, employee benefits, commercial general liability, surety, title and other insurance products through its agency network;

•

Stanley, Hunt, DuPree & Rhine, Inc., with dual headquarters in Greensboro, North Carolina and Greenville, South Carolina, which offers group medical plans, insurance and investment consulting and actuarial services;

•	Prime Rate Premium Finance Corporation, Inc., located in Florence, South Carolina, which provides insurance premium financing primarily to clients in BB&T’s geographic markets;

•	Laureate Capital, LLC, located in Charlotte, North Carolina, which specializes in arranging and servicing commercial mortgage loans;

•

Lendmark Financial Services, Inc., located in Conyers, Georgia, which offers alternative consumer and mortgage loans to clients unable to meet BB&T’s normal credit and mortgage loan underwriting guidelines;

•	CRC Insurance Services, Inc., based in Birmingham, Alabama, which is a wholesale insurance broker authorized to do business nationwide; and

•

McGriff, Seibels & Williams, Inc., based in Birmingham, Alabama, which is authorized to do business nationwide and specializes in providing insurance products on an agency basis to large commercial and energy clients, including many Fortune 500 companies.

          Branch Bank-SC, Branch Bank-VA and BB&T Bankcard Corporation

          Branch Bank-SC provides a wide range of banking and trust services to retail and commercial clients, including small and mid-size businesses, public agencies, local governments and individuals through 98 banking offices (as of June 30, 2005) located in the State of South Carolina. Branch Bank-VA offers a full range of commercial and retail banking services through 406 banking offices (as of June 30, 2005) located in the Commonwealth of Virginia. BB&T Bankcard Corporation is a special purpose credit card bank.

          Major Non-Bank Subsidiaries

          We also have a number of non-bank subsidiaries, including:

•

Scott & Stringfellow, Inc., which is a registered investment banking and full-service brokerage firm that provides services in retail brokerage, equity and debt underwriting, investment advice, corporate finance and equity research; and facilitates the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. It also has a public finance department that provides investment banking, financial advisory services and debt underwriting services to a variety of regional tax-exempt issuers;

•	Regional Acceptance Corporation, which specializes in indirect financing for consumer purchases of primarily mid-model and late-model used automobiles;

•	BB&T Factors Corporation, which buys and manages account receivables primarily in the furniture, textile and home furnishings-related industries;

•

Sheffield Financial LLC, which specializes in loans to individuals and small commercial lawn care businesses across the country for the purchase of outdoor power equipment and power sport equipment; and

•	MidAmerica Gift Certificate Company, which specializes in the issuance and sale of retail gift certificates and giftcards through a nationwide network of authorized mall agents.

          Services

          The primary services offered by our subsidiaries include:

•	small business lending

•	commercial middle market lending

•	real estate lending

•	retail lending

•	home equity lending

•	sales finance

•	home mortgage lending

•	commercial mortgage lending

•	leasing

•	asset management

•	retail and wholesale agency insurance

•	institutional trust services

•	wealth management / private banking

•	investment brokerage services

•	capital markets services

•	factoring

•	asset-based lending

•	international banking services

•	treasury services

•	electronic payment services

•	credit and debit card services

•	consumer finance

•	payroll processing

THE TRUST

          The trust is a statutory trust formed under Delaware law pursuant to a trust agreement signed by BB&T, as depositor of the trust, the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the trust will be amended and restated in its entirety (as so amended and restated, the “trust agreement”) prior to the issuance of trust preferred securities by the trust. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

          The trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the trust preferred securities and the common securities, together the “trust securities,” in junior subordinated debentures issued by BB&T; and

•	engaging in only those activities necessary or incidental thereto.

          All of the common securities will be directly or indirectly owned by us. The common securities of the trust will rank equally, and payments will be made pro rata, with the trust preferred securities of the trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of the trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

          The trust’s business and affairs will be conducted by its trustees, each appointed by BB&T as holder of the common securities. The trustees of the trust will be U.S. Bank National Association, a national banking association, as the property trustee (the “property trustee”), Wilmington Trust Company, as the Delaware trustee (the “Delaware trustee”) and two individual trustees (the “administrative trustees”) who are employees or officers of, or affiliated with, BB&T. U.S. Bank National Association, as property trustee, will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act. U.S. Bank National Association also will act as trustee under the guarantees and the junior subordinated indenture. See “Description of Guarantees” and “Description of Junior Subordinated Debentures.”

          The holder of the common securities of the trust, or the holders of a majority in liquidation amount of the trust’s trust preferred securities if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities.

          Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the trust has a term of approximately 50 years, but may be terminated earlier as provided in the trust agreement.

          BB&T will pay all fees and expenses related to the trust and the offering of trust securities.

          The principal executive office of the trust is c/o BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101, telephone number (336) 733-2000.

REASON FOR TRANSACTION

          Historically, issuer trusts that issued capital securities have been consolidated by their parent companies and the accounts of such issuer trusts have been included in the consolidated financial statements of such parent companies. However, in January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” or FIN 46, which provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. FIN 46 was effective immediately for interests in variable interest entities acquired after January 31, 2003, and, as originally issued, was effective in the first interim period after June 15, 2003 to interests in variable interest entities acquired before February 1, 2003. As of October 9, 2003, the FASB deferred compliance with FIN 46 from July 1, 2003 to the first period ending after December 15, 2003 for variable interest entities created prior to February 1, 2003. BB&T adopted FIN 46 in December 2003 and de-consolidated five trusts formed for the purpose of issuing capital securities at that time, two of which issuances of capital securities were called and are no longer outstanding. For financial reporting purposes, BB&T treats the trusts, and will treat the trust, as unconsolidated subsidiaries and report the aggregate principal amount of the junior subordinated debentures BB&T issues to the various trusts as liabilities, record the assets related to the cash and common securities received from the trusts in BB&T’s consolidated balance sheet and report interest payable on the junior subordinated debentures as an interest expense in BB&T’s consolidated statements of operations.

          BB&T is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. BB&T expects that the trust preferred securities will be treated as “Tier 1 capital” of BB&T under the Federal Reserve Board’s capital guidelines. Since 1996, it has been the position of the Federal Reserve that certain qualifying amounts of cumulative preferred stock instruments having the characteristics of the trust preferred securities could be included as Tier 1 capital for bank holding companies; however, capital received from the sale of such cumulative preferred stock instruments, including the trust preferred securities, cannot constitute, as a whole, more than 25% of total Tier 1 capital. On March 1, 2005, the Federal Reserve Board adopted a final rule that amended its risk-based capital standards. The amended standards provide that “qualifying trust preferred securities” shall continue to be included in Tier 1 capital subject to stricter quantitative limits within Tier 1 capital. These new amended standards will not become effective until March 31, 2009. Because BB&T intends to treat the trust preferred securities as Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the junior subordinated debentures, the issuance of the trust preferred securities is a cost-effective method of raising capital on an after-tax basis.

USE OF PROCEEDS

          The trust will use the proceeds from the sale of the trust preferred securities to acquire junior subordinated debentures issued by BB&T. BB&T intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of the trust’s securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

          The consolidated ratios of earnings to fixed charges for BB&T and its subsidiaries for the periods indicated below were as follows:

	Three Months				Year Ended December 31,
	Ended March 31,
	2005		2004		2004		2003		2002		2001		2000

Earnings to fixed charges:

Including interest on deposits	2.47	x	2.72	x	2.88	x	2.24	x	2.05	x	1.56	x	1.39	x

Excluding interest on deposits	4.65	x	5.21	x	5.62	x	3.94	x	3.52	x	2.56	x	2.12	x

          For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including interest on deposits and capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

          As of the date of this prospectus, we have no preferred stock outstanding.

REGULATORY CONSIDERATIONS

          As a financial holding company, BB&T is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to BB&T, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2004, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our results may be affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation (which insures the deposits of our Subsidiary Banks within certain limits and regulates our Subsidiary Banks) and the SEC (which regulates the activities of certain subsidiaries engaged in the securities and/or investment advisory business). In addition, our Subsidiary Banks are subject to regulation by state banking authorities.

          Depositary institutions, like BB&T’s Subsidiary Banks, are also affected by various federal laws, including those relating to consumer protection. BB&T also has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve Board and other state and federal regulatory agencies and self-regulatory organizations. BB&T’s insurance subsidiaries are regulated, supervised and examined by various state insurance authorities.

          Changes to federal laws and regulations as well as to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of our financial holding company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

          We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, as supplemented from time to time, the “junior subordinated indenture,” between us and U.S. Bank National Association, a national banking association, as trustee (the “debenture trustee”). The junior subordinated indenture will be qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

          Set forth below is a description of the general terms of the junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement and, if necessary, the pricing supplement, relating to the particular trust preferred securities being offered.

General

          We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “Subordination.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures that may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon a subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

          The applicable prospectus supplement or pricing supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to any debt securities of the series;

•

any additions or changes to the junior subordinated indenture necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of BB&T or a holder to convert or exchange the junior subordinated debentures into trust preferred securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

          Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement or pricing supplement.

          If a prospectus supplement or pricing supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, such prospectus supplement or pricing supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

          If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement or pricing supplement.

Additional Interest

          If at any time the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

          Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement or pricing supplement refers to any transfer agent, in addition to the securities registrar initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an office where the transfer of the registered securities may be registered.

          In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate from time to time. However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an additional paying agent.

          Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request and subject to applicable escheat law, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment as a general unsecured creditor.

Option to Defer Interest Payments

          If provided in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement and, if necessary, such pricing supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Redemption

          Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, the junior subordinated debentures will not be subject to any sinking fund.

          Unless otherwise indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement and, if necessary, the applicable pricing supplement, will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

          Except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

          “Tax event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such trust preferred securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by BB&T on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by BB&T, in whole or in part, for United States federal income tax purposes, or (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          “Investment company event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the trust preferred securities.

          “Capital treatment event” means our reasonable determination that, as a result of any amendment to, or changes in (including any proposed change), the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

          If junior subordinated debentures are issued to the trust or the trustee of the trust in connection with the issuance of trust securities by the trust and:

•

there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the guarantee; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•

we shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employee benefit plans or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

•	as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•

any dividend in the form of stock, warrants, options or other rights where such stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

•

we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debentures.

Limitation on Mergers and Sales of Assets

          The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture; and

•	certain other conditions as prescribed by the junior subordinated indenture are met.

          The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

          The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest (not otherwise subject to a deferral during an extension period) on any junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures;

•	default in the payment of interest for ten or more consecutive semi-annual periods; and

•	specified events of bankruptcy, insolvency or reorganization of BB&T.

          If an event of default under the junior subordinated indenture shall occur due to a default in the payment of interest for ten or more consecutive semi-annual periods and be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the related trust preferred securities shall have such right. If an event of default under the junior subordinated debentures shall occur due to bankruptcy, insolvency or reorganization of BB&T, the principal amount of the junior subordinated debentures shall automatically and without any declaration or other action on the part of the debenture trustee or any holder, become due and payable.

          The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

          The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except a default in payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to waive such default.

          The holders of a majority in principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

          We are required to furnish to the debenture trustee an annual statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

          If a debenture event of default shall have occurred due to a default in the payment of interest for ten or more consecutive semi-annual periods and be continuing, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debentures and any other amounts payable under the junior subordinated indenture, to be due and payable, and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Distribution of the Junior Subordinated Debentures

          As will be more fully outlined in the applicable prospectus supplement or pricing supplement in connection with circumstances involving the dissolution of a trust (provided that any required regulatory approval is obtained), junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of Trust Preferred Securities — Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

          From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	evidencing the succession of another entity to BB&T;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon BB&T in the junior subordinated indenture;

•	adding to the covenants of BB&T for the benefit of other holders of all or any series of securities;

•	adding any additional events of default for the benefit of other holders of all or any series of securities;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the rights of the holders of the junior subordinated debentures or the related trust preferred securities;

•

evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for, or facilitate the administration of, the trust under the indenture by more than one trustee;

•	qualifying the junior subordinated indenture under the Trust Indenture Act; and

•

changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision.

          We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding junior subordinated debentures. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

          If the junior subordinated debentures are held by the trust or the trustee of the trust, no modification may be made that adversely affects the holders of the related trust preferred securities, no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust preferred securities of the trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related trust preferred securities.

          In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

          If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the trust preferred securities outstanding. If such right is removed, the trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of trust preferred securities in connection with any such direct action.

          The holders of the trust preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice.”

Defeasance and Discharge

          The junior subordinated indenture provides that when:

•

all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year,

•	we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due,

•	we have paid all other sums payable under the indenture by us, and

•

we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

          The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities of another series, on the terms provided in the applicable prospectus supplement or pricing supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Subordination

          The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of, and premium and interest, if any, on, such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, and premium and interest, if any, on, the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

          In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, or premium or interest, if any, on, the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of BB&T’s business.

          No payments on accounts of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

          “Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person;

•	every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

          “Senior indebtedness” means the principal of, and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on, debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•	any debt of BB&T which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to BB&T;

•	any debt of BB&T to any of its subsidiaries;

•	any debt to any of our employees;

•	any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

          The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

          The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to issuance. Any such change would be described in the applicable prospectus supplement or pricing supplement.

Governing Law

          The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

          The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

          BB&T may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities, the “corresponding junior subordinated debentures.” In each such instance, concurrently with the issuance of the trust’s trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “ — Modification of Junior Subordinated Indenture,” “ — Events of Default, Waiver and Notice” and “ — Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

          Unless otherwise specified in the applicable prospectus supplement or pricing supplement, if a tax event relating to the trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of such corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any such redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of such series for all interest proceeds terminating on or prior to the date of redemption.

          Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will covenant, as to each series of corresponding junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust (with the prior approval of the Federal Reserve, if required):

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

•

to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

          The trust preferred securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, U.S. Bank National Association, a national banking association, will act as trustee for the trust preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

          Set forth below is a summary of the material terms and provisions of the trust preferred securities. This summary, which describes the material provisions of the trust preferred securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Statutory Trust Act and the Trust Indenture Act.

General

          The declaration authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities. However, if an event of default under the trust agreement occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the trust preferred securities.

          The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the trust does not have funds on hand available to make such payments. See “Descriptions of Guarantees.”

Distributions

          Distributions on the trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

          In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

          The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement or pricing supplement.

          If provided in the applicable prospectus supplement or pricing supplement, we have the right under the junior subordinated indenture to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement or pricing supplement, relating to such series (an “extension period”); provided, however, that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

          As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement or pricing supplement for such trust preferred securities during any extension period. If we exercise our deferral right, then during any extension period, we may not:

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with, or junior in interest to, the junior subordinated debentures of such series; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•

as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with, or junior to, such stock.

          The revenue of the trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures.” If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under “Description of Guarantees.”

          Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described under “Book-Entry Issuance.” In the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be the date at least 15 days prior to the relevant date of distribution, as specified in the applicable prospectus supplement or pricing supplement.

Redemption or Exchange

         Mandatory Redemption

          Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days’ notice, shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities at a redemption price (the “redemption price”) equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions up to the date of redemption (the “redemption date”) and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. See “Description of Junior Subordinated Debentures — Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption, including the premium, if any, will be allocated pro rata to the redemption of the related trust preferred securities and the common securities.

          To the extent provided in the applicable prospectus supplement, we will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement or pricing supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve (if required). See “Description of Junior Subordinated Debentures — Redemption."

          If any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities shall occur and be continuing, we will have the right to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such trust preferred securities and common securities in whole, but not in part, at the redemption price within 90 days of the occurrence of such event. In the event a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, such trust preferred securities will remain outstanding.

          "Like amount" means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed.

          “Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement or pricing supplement.

          Distribution of Corresponding Junior Subordinated Debentures

          We will have the right at any time to liquidate the trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. This may require the prior approval of the Federal Reserve Board. If the corresponding junior subordinated debentures are distributed to the holders of the trust preferred securities, we have the right at any time to dissolve the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related trust preferred securities and common securities issued by the trust to be distributed to the holders of such related trust preferred securities and common securities in exchange therefor upon liquidation of the trust.

          After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution; and

•

any certificates representing such series of trust preferred securities not held by The Depository Trust Company (“DTC”) or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

          We cannot make any assurances as to the market prices for the trust preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

          Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of such redemption price. See also “ — Subordination of Common Securities.”

          If the trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. See “Global Securities — Book-Entry, Delivery and Form.” If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

          Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

          In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

          Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities in the open market or by private agreement.

          Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable recordholders as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement or pricing supplement.

          If less than all of the trust preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust preferred securities and common securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of trust preferred securities in the minimum amounts that are specified in the applicable prospectus supplement or pricing supplement. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Common Securities

          Payment of distributions on, and the redemption price of, the trust’s trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

          In the case of any event of default under the trust agreement resulting from a debenture event of default, as holder of the trust’s common securities we will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effects of all such events of default have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

          Pursuant to the trust agreement, the trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of BB&T;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust, subject to our having received prior approval of the Federal Reserve, if required;

•	redemption of all of the trust’s trust preferred securities as described under “ — Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

          If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing to the holders of such trust securities, after satisfaction of liabilities to creditors of the trust as provided by applicable law, a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive, out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment, the “liquidation distribution.” If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a pro rata basis. The holders of the trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except that if certain debenture events of default have occurred and are continuing, the trust preferred securities shall have a priority over the common securities.

Events of Default; Notice

          Any one of the following events constitutes an event of default under the trust agreement, a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by the trust, a “debenture event of default” (see “Description of Junior Subordinated Debentures — Events of Default, Waiver and Notice”); or

•

the default by the property trustee in the payment of any distribution on any trust security of the trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of the trust when such becomes due and payable; or

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty of default in the performance of which, or the breach of which, is dealt with above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us and the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

          Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement and advise them of any defaults.

          If a debenture event of default with respect to the corresponding junior subordinated debentures held by the trust has occurred and is continuing, the trust preferred securities of the trust shall have a preference over the trust’s common securities as described above. See “ — Subordination of Common Securities” and “ — Liquidation Distribution Upon Termination.” The existence of a debenture event of default does not entitle the holders of trust preferred securities to accelerate the maturity.

Removal of Trustees

          Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by us, as the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

          Unless a debenture event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, with respect to all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

          Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

          The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if any one of the following events occur:

•	such successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise; or

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures; or

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any; or

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization; or

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect; or

•	such successor entity has a purpose substantially identical to that of the trust; or

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; or

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

          Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

          Except as provided below and under “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

          We and the administrative trustees may amend the trust agreement and may require the property trustee to join in such amendment without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities to:

•

cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•

modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

          We, the administrative trustees and the property trustee, may amend the trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

          Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

          So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

          If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

          Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

          No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel its trust preferred securities in accordance with the trust agreement.

          Any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of any vote or consent of the holders of trust preferred securities under any of the circumstances described above, be treated as if they were not outstanding.

Payment and Paying Agency

          Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

          Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and to the property trustee. In the event that the property trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

          Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

          Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

          Other than during the occurrence and continuance of an event of default, the property trustee undertakes to perform only the duties that are specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee may take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

          Pursuant to the trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the trust preferred securities);

•

all costs and expenses of the trust (including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust); and

•	any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which the trust might become subject.

Governing Law

          The trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

          The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of BB&T for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities.

          Holders of the trust preferred securities have no preemptive or similar rights.

          The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

          In connection with the issuance of trust preferred securities, the trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement or pricing supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except that, upon certain events of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities of the trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trust.

DESCRIPTION OF GUARANTEES

          Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust securities when we issue trust securities. The trust securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association, a national banking association, will act as the guarantee trustee for purposes of the Trust Indenture Act. The guarantee trustee will hold the trust securities guarantee for the benefit of the holders of the trust securities.

General

          Pursuant to and to the extent set forth in the trust securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any trust securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust securities or the redemption of all of the trust securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust securities to the date of payment, and

•	the amount of assets of the trust remaining for distribution to holders of the trust securities in liquidation of the trust.

          The redemption price and liquidation amount will be fixed at the time the trust securities are issued.

          Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust securities or by causing the trust to pay such amounts to such holders.

          The trust securities guarantee will not apply to any payment of distributions except to the extent the trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the trust securities and will not have funds available for such payments. See “ — Status of the Guarantee.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement or pricing supplement, the trust securities guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt.

          The trust securities guarantee, when taken together with our obligations under the junior subordinated debentures, the related indenture and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the trust securities.

          Pursuant to the trust securities guarantee, we have agreed to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the trust preferred securities, except that upon an event of default under the indenture, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantee

          The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated indenture; and

•	equally with all other trust security guarantees that we issue.

          The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the related trust securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debentures.

Amendments and Assignment

          The trust securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of trust securities. All guarantees and agreements contained in the trust securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust securities then outstanding.

Termination of the Guarantee

          The trust securities guarantee will terminate upon full payment of the redemption price of all trust securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust. The trust securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities is required to repay any sums paid under the trust securities or the trust securities guarantee.

Events of Default

          An event of default under the trust securities guarantee will occur if we fail to perform any payment or other obligations under the guarantee.

          The holders of a majority in liquidation amount of the trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the trust securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

          As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable to us and to them under the trust securities guarantee and advise them of any defaults.

Information Concerning the Guarantee Trustee

          Prior to the occurrence of a default relating to the trust securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the trust securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust securities guarantee at the request of any holder of trust securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

          We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee, the property trustee and their respective affiliates in the ordinary course of business.

Governing Law

          The trust securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND GUARANTEES

          As set forth in the trust agreement, the sole purpose of the trust is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

          As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•

under the junior subordinated indenture, we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

•	the trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

          To the extent that funds are available, we guarantee payments of distributions and other payments due on the trust securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the trust securities. The trust securities guarantee is a subordinated guarantee in relation to the trust securities. The trust securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

          We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture against any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

          The trust securities guarantee covers the payment of distributions and other payments on the trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The trust securities guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture and the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the trust securities.

          If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreement allows the holders of the trust securities to direct the property trustee to enforce its rights under the junior subordinated debentures. A holder of trust securities may institute a direct action if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee’s rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of trust securities under the trust agreement to the extent of any payment made by us to such holder of trust securities. Consequently, we will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust.

          We acknowledge that the guarantee trustee will enforce the trust securities guarantee on behalf of the holders of the trust securities. If we fail to make payments under the trust securities guarantee, the holders of the trust securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the trust securities guarantee, any holder of trust securities may directly sue us to enforce the guarantee trustee’s rights under the trust securities guarantee. A holder of trust securities may also directly sue us to enforce such holder’s right to receive payment under the trust securities guarantee. In either case, such holder need not first (1) direct the guarantee trustee to enforce the terms of the trust securities guarantee or (2) sue the trust or any other person or entity.

          A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of a payment default under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

          We believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust securities. See “Description of Guarantees — General.”

Limited Purpose of Trust

          The trust securities evidence a beneficial interest in the trust and the trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debentures issued by BB&T. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of, and interest accrued on, corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

          Upon any voluntary or involuntary dissolution, winding up or liquidation of the trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of BB&T, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of BB&T, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of its trust preferred securities), the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

          We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

          Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, we and the trust anticipate that trust preferred securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking, société anonyme, or “Clearstream,” formerly Cedelbank, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise mentioned in the relevant prospectus supplement or pricing supplement, Citibank, N.A. will act as depositary for Clearstream and J.P. Morgan Chase Bank will act as depositary for Euroclear. We refer to Citibank and J.P. Morgan Chase in these capacities as the “U.S. Depositaries.” Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

          Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•

DTC notifies us and the trust that it is unwilling or unable to continue as depositary for that global security and the trust does not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the trust does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	the trust in its sole discretion determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.

          A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

          If applicable, the trust will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trust, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to these beneficial ownership interests.

          DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.

DTC

          So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of these securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

          We understand that, under existing industry practices, if we or the trust request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

          Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

          DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended.

          DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

          DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

          Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

          Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

          Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant either directly or indirectly.

          The Euroclear Operator is a Belgian bank that is regulated by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

          Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

          Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

          The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.

          Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

Global Clearance and Settlement Procedures

          Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

          Because of time-zone differences, credits with respect to securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we, the trust nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

          We and the trust may sell securities to or through underwriters, including broker dealer affiliates of BB&T, to be designated at various times, and also may sell securities to dealers, directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          The trust preferred securities will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

          This prospectus, the related prospectus supplement and, if necessary, the related pricing supplement, may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

          In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement relating to those securities.

          Unless otherwise mentioned in the relevant prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

          In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

          Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

          If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from the trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

          The participation of BB&T broker dealer affiliates in the offer and sale of the securities must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an “affiliate”. No NASD member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

          If BB&T and the trust offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us and the trust may be entitled, under agreements that they may enter into with us and the trust, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

          Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the property trustee and the Delaware trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

          Unless the applicable prospectus supplement and, if necessary, the applicable pricing supplement, indicate otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the trust agreement and the creation of the trust will be passed upon for us and the trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trust. Certain legal matters will be passed upon for us by Howard V. Hudson, Jr., Esq., Senior Vice President and Associate General Counsel of BB&T, and for any underwriters or agents by counsel selected by such underwriters or agents. Counsel to the underwriters may rely upon the opinion of Mr. Hudson as to matters of North Carolina law, and Mr. Hudson will rely upon the opinion of counsel to the underwriters as to matters of New York law. Mr. Hudson and counsel to the underwriters will rely upon Richards, Layton & Finger, P.A., as to matters of Delaware law. Mr. Hudson owns shares of BB&T’s common stock and hold options to purchase additional shares of BB&T’s common stock.

EXPERTS

          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

Registration statement filing fee	$294,250
NASD filing fee	75,500
Trustees’, registrar and transfer agent’s depositaries’ and
warrant agents’ fees and expenses	25,000
Legal fees and expenses	20,000
Accounting fees and expenses	50,000
Rating agency fees	300,000
Printing and engraving costs	50,000
Miscellaneous	50,000
Total	$864,750

Item 15. Indemnification of Directors and Officers

          Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

          BB&T’s bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising out of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of BB&T or its affiliates and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

          BB&T’s articles of incorporation provide for the elimination of the personal liability of each director of the BB&T to the fullest extent permitted by law.

          BB&T maintains directors’ and officers’ liability insurance that, in general, insures: (i) BB&T’s directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

          Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

          Under the trust agreement of BB&T Capital Trust I, BB&T will agree to indemnify the trustees of the issuer trust, and to hold the trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the applicable trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such trust agreement.

Item 16. Exhibits.

          The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

1.1	Form of underwriting agreement for debt securities of BB&T, which is incorporated by reference to Exhibit 1.1 of BB&T’s registration statement on Form S-3 (no. 333-64074)

1.2	Form of underwriting agreement for equity securities of BB&T, which is incorporated by reference to Exhibit 1.2 of BB&T’s registration statement on Form S-3 (no. 333-64074)

4.1	Articles of Incorporation of BB&T, as amended, which is incorporated by reference to Exhibit 3(i) of BB&T’s Annual Report on Form 10-K, filed March 7, 2005

4.2	Bylaws of BB&T, as Amended and Restated Effective April 28, 2004, with Amendments through August 24, 2004**

4.3

Subordinated Indenture (including Form of Subordinated Debt Security) between BB&T and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996, which is incorporated by reference to Exhibit 4(d) of BB&T’s registration statement on Form S-3 (no. 333-02899)

4.4

Senior Indenture (including form of Senior Debt Security) between BB&T and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996, which is incorporated by reference to Exhibit 4(c) of BB&T’s registration statement on Form S-3 (no. 333-02899)

4.5

First Supplemental Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of December 23, 2003, which is incorporated by reference to Exhibit 4 of BB&T’s Current Report on Form 8-K, filed December 23, 2003

4.6

Second Supplemental Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of September 24, 2004, which is incorporated by reference to Exhibit 99.1 of BB&T’s Current Report on Form 8-K, filed September 27, 2004

4.7	Form of Deposit Agreement*

4.8	Form of Depositary Receipt*

4.9	Form of Warrant Agreement*

4.10	Form of Junior Subordinated Indenture to be entered into between BB&T and U.S. Bank National Association

Exhibit No.	Description

4.11

Certificate of Trust of BB&T Capital Trust I, as filed with the Delaware Secretary of State on June 26, 2001, which is incorporated by reference to Exhibit 4.9 of BB&T’s registration statement on Form S-3 (no. 333-64074)

4.12	Trust Agreement of BB&T Capital Trust I dated as of June 26, 2001, which is incorporated by reference to Exhibit 4.10 of BB&T’s registration statement on Form S-3 (no. 333-64074)

4.13

Form of Amended and Restated Trust Agreement for BB&T Capital Trust I among BB&T, as depositor, U.S. Bank National Association, as property trustee, Wilmington Trust Company, as Delaware trustee, and the Administrative Trustees named therein

4.14	Form of Capital Security Certificate for BB&T Capital Trust I (included as Exhibit D to Exhibit 4.13)

4.15	Form of Guarantee Agreement for BB&T Capital Trust I between BB&T, as guarantor, and U.S. Bank National Association, as trustee

5.1	Opinion of Howard V. Hudson, Jr., Esq., Senior Vice President and Associate General Counsel of BB&T**

5.2	Opinion of Richards, Layton & Finger, P.A.**

12.1	Statement re Computation of Ratios, which is incorporated by reference to Exhibit 12 of BB&T’s Quarterly Report on Form 10-Q filed May 9, 2005

23.1	Consent of Howard V. Hudson, Jr., Esq., Senior Vice President and Associate General Counsel of BB&T (included in Exhibit 5.1)**

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)**

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney**

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Senior Indenture**

25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Subordinated Indenture**

25.3	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Junior Subordinated Indenture**

25.4	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Guarantee Agreement**

25.5	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Amended and Restated Trust Agreement of BB&T Capital Trust I**

*To be filed by amendment
**Previously filed

Certain exhibits relating to offers and sales that may be made from time to time under this Registration Statement on Form S-3 will be filed as exhibits to subsequently filed Exchange Act reports.

Item 17. Undertakings.

          Each of the undersigned Registrants hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each of the Registrants has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless, in the opinion of their counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          Each of the undersigned Registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          Each of the undersigned Registrants hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on August 4, 2005.

BB&T CORPORATION

By: /s/ M. Patricia Oliver
Name: M. Patricia Oliver
Title: Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on August 4, 2005.

*	/s/ John A. Allison, IV		/s/ Christopher L. Henson
Name:	John A. Allison, IV	Name:	Christopher L. Henson
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

*	/s/ Edward D. Vest	*	/s/ Jennifer S. Banner
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Executive Vice President	Title:	Director
and Corporate Controller
(principal accounting officer)

*	/s/ Anna R. Cablik	*	/s/ Nelle Ratrie Chilton
Name:	Anna R. Cablik	Name:	Nelle Ratrie Chilton
Title:	Director	Title:	Director

*	/s/ Alfred E. Cleveland	*	/s/ Ronald E. Deal
Name:	Alfred E. Cleveland	Name:	Ronald E. Deal
Title:	Director	Title:	Director

*	/s/ Tom D. Efird	*	/s/ Barry J. Fitzpatrick
Name:	Tom D. Efird	Name:	Barry J. Fitzpatrick
Title:	Director	Title:	Director

*	/s/ L. Vincent Hackley	*	/s/ Jane P. Helm
Name:	L. Vincent Hackley	Name:	Jane P. Helm
Title:	Director	Title:	Director

*	/s/ John P. Howe III, M.D.	*	/s/ James H. Maynard
Name:	John P. Howe III, M.D.	Name:	James H. Maynard
Title:	Director	Title:	Director

1

*	/s/ Albert O. McCauley	*	/s/ J. Holmes Morrison
Name:	Albert O. McCauley	Name:	J. Holmes Morrison
Title:	Director	Title:	Director

*	/s/ Nido R. Qubein	*	/s/ E. Rhone Sasser
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

*	/s/ Albert F. Zettlemoyer
Name:	Albert F. Zettlemoyer
Title:	Director

*By:	/s/ M. Patricia Oliver
Name: M. Patricia Oliver
Attorney-in-Fact

2

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on August 9, 2005.

BB&T CAPITAL TRUST I

BY BB&T CORPORATION, AS DEPOSITOR

By: /s/ M. Patricia Oliver
Name: M. Patricia Oliver
Title: Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer

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